UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant    ☒                 Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock FundsSM

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Long-Horizon Equity Fund

BlackRock Strategic Global Bond Fund, Inc.

Managed Account Series II

Master Bond LLC

Master Investment Portfolio II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKROCK ALLOCATION TARGET SHARES

BLACKROCK BALANCED CAPITAL FUND, INC.

BLACKROCK BOND FUND, INC.

BLACKROCK FUNDSSM

BLACKROCK FUNDS IV

BLACKROCK FUNDS V

BLACKROCK FUNDS VI

BLACKROCK LONG-HORIZON EQUITY FUND

BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

MANAGED ACCOUNT SERIES II

MASTER BOND LLC

MASTER INVESTMENT PORTFOLIO II

100 Bellevue Parkway

Wilmington, Delaware 19809

AMENDMENT TO

PROXY STATEMENT FOR

JOINT SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 26, 2021

On September 16, 2021, the funds listed below (each, a “Fund” and collectively, the “Funds”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), which was distributed in connection with the joint special meeting of shareholders of the Funds to be held on Tuesday, October 26, 2021 at 10:00 a.m. (Eastern time) (the “Meeting”). The Funds are filing this amendment (this “Amendment”) to the Proxy Statement to correct the net asset value of BlackRock Total Return Fund’s beneficial interest in Master Total Return Portfolio on page D-22 of Appendix D. The correct net asset value of BlackRock Total Return Fund’s beneficial interest in Master Total Return Portfolio as of August 27, 2021 (the record date for the Meeting) is $20,526,057,318.78. In addition, the Funds are filing this Amendment to remove all references to Proposal 2.B. from the Proxy Statement, as no such proposal is being presented to shareholders of BlackRock Balanced Capital Fund, Inc., BlackRock Total Return Fund and BlackRock CoreAlpha Bond Fund.

BATS: Series C Portfolio, a series of BlackRock Allocation Target Shares

BATS: Series M Portfolio, a series of BlackRock Allocation Target Shares

BATS: Series S Portfolio, a series of BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Total Return Fund, a series of BlackRock Bond Fund, Inc.

BlackRock Tactical Opportunities Fund, a series of BlackRock FundsSM

BlackRock Global Long/Short Credit Fund, a series of BlackRock Funds IV

BlackRock Core Bond Portfolio, a series of BlackRock Funds V

BlackRock Emerging Markets Flexible Dynamic Bond Portfolio, a series of BlackRock Funds V1

BlackRock GNMA Portfolio, a series of BlackRock Funds V

BlackRock Inflation Protected Bond Portfolio, a series of BlackRock Funds V

BlackRock Low Duration Bond Portfolio, a series of BlackRock Funds V

BlackRock Strategic Income Opportunities Portfolio a series of BlackRock Funds V

BlackRock Advantage CoreAlpha Bond Fund, a series of BlackRock Funds VI2

BlackRock Long-Horizon Equity Fund

BlackRock Strategic Global Bond Fund, Inc.

BlackRock U.S. Mortgage Portfolio, a series of Managed Account Series II

[1]

It is currently expected that effective on or about November 1, 2021, BlackRock Emerging Markets Flexible Dynamic Bond Portfolio will change its name to BlackRock Sustainable Emerging Markets Flexible Bond Fund and certain changes will be made to the Fund’s investment objective, investment strategies, investment process and portfolio management team and the benchmark indexes against which the Fund compares its performance. Such changes are not contingent on the proposals in the Proxy Statement.

[2]

Effective October 1, 2021, the Fund changed its name from BlackRock CoreAlpha Bond Fund to BlackRock Advantage CoreAlpha Bond Fund and the master fund in which the Fund invests changed its name from CoreAlpha Bond Master Portfolio to Advantage CoreAlpha Bond Master Portfolio. Such changes were not contingent on the proposals in the Proxy Statement.

Master Total Return Portfolio, a series of Master Bond LLC

Advantage CoreAlpha Bond Master Portfolio, a series of Master Investment Portfolio II2

Important Information

This Amendment should be read in conjunction with the Fund’s Proxy Statement filed with the SEC on September 16, 2021. To the extent that information in this Amendment differs from or updates information contained in the Proxy Statement, the information in this Amendment controls. This Amendment does not change or update any of the other disclosures contained in the Proxy Statement.

The date of this Amendment is October 22, 2021.